Exhibit 99.1

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets Under GAAP

	June 30,	December 31,
	2008(A)	2007(A)
	(unaudited)
	(Dollars in thousands)
Assets
Current assets:
Cash	$11,150	$—
Restricted cash	13,400	—
Accounts receivable, net	181,066	160,130
Other receivables	37,931	18,579
Materials and supplies	39,749	4,229
Other	50,420	21,180
Deferred income tax, net	22,093	9,730
Short term investments	—	37,090
Total current assets	355,809	250,938
Property, plant, and equipment, net	1,884,847	1,628,066
Intangibles assets, net	227,536	2,019
Prepaid pension asset	69,977	36,692
Debt issue costs, net	28,144	—
Other assets	83,071	20,457
Investments	6,938	—
Goodwill	613,945	—
Total assets	$3,270,267	$1,938,172

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$9,190	$—
Current portion of capital lease obligations	2,167	2,064
Accounts payable	188,606	175,866
Dividends payable	22,918	—
Accrued interest payable	18,758	—
Interest rate swaps	20,353	—
Other accrued liabilities	76,857	47,115
Total current liabilities	338,849	225,045

Long-term liabilities:
Capital lease obligations	8,196	9,936
Employee benefit obligations	179,882	408,863
Deferred income taxes	251,989	140,911
Unamortized investment tax credits	5,763	5,877
Other long-term liabilities	38,540	28,378
Long-term debt, net of current portion	2,206,777	—
Interest rate swap agreements	11,191	—
Total long-term liabilities	2,702,338	593,965
Minority interest	7	—
Stockholders' equity:
Common stock	890	538
Additional paid-in capital	777,825	484,383
Retained Earnings	(470,917)	634,241
Accumulated other comprehensive loss	(78,725)	—
Total stockholders' equity	229,073	1,119,162
Total liabilities and stockholders' equity	$3,270,267	$1,938,172

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations Under GAAP
(Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2008(A)	2007(A)	2008(A)	2007(A)
	(Dollars in thousands)		(Dollars in thousands)

Revenues	$344,690	$299,407	$627,104	$597,356
Operating expenses:
Cost of services and sales, excluding depreciation and amortization	133,900	141,931	269,737	277,646
Selling, general and administrative expense, excluding depreciation and amortization	102,290	65,171	165,406	129,204
Depreciation and amortization	69,741	58,103	123,666	116,001
Total operating expenses	305,931	265,205	558,809	522,851
Income from operations	38,759	34,202	68,295	74,505
Other income (expense):
Interest expense	(45,123)	(18,026)	(59,645)	(35,819)
Gain on derivative instruments	43,123	—	43,123	—
Other	264	892	1,250	1,799
Total other expense	(1,736)	(17,134)	(15,272)	(34,020)
Income before income taxes	37,023	17,068	53,023	40,485
Income tax expense	(13,909)	(6,757)	(20,366)	(15,736)
Net income	$23,114	$10,311	$32,657	$24,749

Weighted average shares outstanding:
Basic	88,725	53,761	62,077	53,761
Diluted	89,190	53,761	62,483	53,761

Earnings per share:
Basic	$0.26	$0.19	$0.53	$0.46
Diluted	$0.26	$0.19	$0.52	$0.46

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows Under GAAP
(Unaudited)

	Six months ended
	June 30,
	2008	2007
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$32,657	$24,749
Adjustments to reconcile net income to net cash provided by
operating activities of continuing operations:
Deferred income taxes	24,489	(11,170)
Provision for uncollectible revenue	7,543	10,059
Depreciation and amortization	123,666	116,001
SFAS 106 post-retirement accruals	29,103	44,993
Gain on derivative instruments	(43,123)	—
Other non cash items	(26,406)	(51,673)
Changes in assets and liabilities arising from operations:
Accounts receivable and other current assets	(91,970)	3,599
Accounts payable and other accrued liabilities	10,557	(19,142)
Other	(16,221)	—
Total adjustments	17,638	92,667
Net cash provided by operating activities of continuing operations	50,295	117,416
Cash flows from investing activities of continuing operations:
Acquired cash balance, net	11,552	—
Net capital additions	(98,348)	(75,437)
Net proceeds from sales of investments and other assets	235	19,489
Net cash used in investing activities of continuing operations	(86,561)	(55,948)
Cash flows from financing activities of continuing operations:
Loan origination costs	(29,238)	—
Proceeds from issuance of long-term debt	1,676,000	—
Repayments of long-term debt	(687,491)	—
Contributions from Verizon	344,629	(61,010)
Restricted cash	(80,886)	—
Repayment of capital lease obligations	(1,637)	(458)
Dividends paid to stockholders	(1,173,961)	—
Net cash provided by (used in) financing activities of continuing operations	47,416	(61,468)
Net increase in cash	11,150	—
Cash, beginning of period	—	—
Cash, end of period	$11,150	$—

Supplemental disclosure of cash flow information:
Non-cash equity consideration	$316,290	$—
Non-cash issuance of senior notes	551,000	—

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Pro Forma Combined Statement of Operations (Non-GAAP)
For the Three Months Ended June 30, 2007
(in millions, except per share data)

	Northern New England business (A)	Legacy FairPoint (B)	Merger Related Costs		Pro Forma Adjustments		Pro Forma Results for Combined Businesses

Revenues	$299	70	-		(1)	(C)	$368
Operating expenses:
Cost of services and sales, excluding depreciation and amortization	142	12			(9)	(C)(D)	145
Selling, general and administrative expense	65	32	8	(I)	(10)	(D)(J)	95
Depreciation and amortization	58	12			4	(F)	74
Total operating expenses	265	56	8		(15)		314
Income from operations	34	14	(8)		14		54
Other income (expense):
Interest expense	(18)	(10)	-		(22)	(E)(H)	(50)
Interest and dividend income	-	-	-				-
Loss on derivative instruments	-	-	-				-
Other nonoperating, net	1	49	-		(48)	(G)	2
Total other expense	(17)	39	-		(70)		(48)

Income before income taxes	17	53	(8)		(56)		6
Income tax (expense) benefit	(7)	(14)	3	(L)	19	(L)	(2)

Net income	$10	39	(5)		(37)		$4
Basic weighted average shares outstanding	53.8	34.8					88.6
Diluted weighted average shares outstanding	53.8	34.9					88.7

Basic earnings per common share:
Continuing operations	$0.19						$0.05

Diluted earnings per common share:
Continuing operations	$0.19						$0.05

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income under GAAP to Pro Forma Adjusted EBITDA (Non-GAAP)
(in millions)

	Three Months Ended
		Pro forma
	June 30,	June 30,
	2008	2007

EBITDA (1)
Net Income	23	4
Depreciation and amortization	70	74
Interest expense	45	50
Income taxes	14	2
EBITDA	152	130

(Gain) loss on derivatives	(43)	—
Estimated quarterly cost savings (3)	—	28
Transition services agreement	49	—
Non-cash pension and OPEB	7	6
Other one-time items	10	—

Adjusted EBITDA (2)	$175	$164

(1)	EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual or one-time non-recurring items, non-cash items and other adjustments and to include anticipated cost savings related to the mergerand other adjustments.

(3)
Represents the quarterly run-rate cost savings as a result of the merger, which FairPoint expected to achieve following the termination of the Transition Services Agreement which is expected to occur in November 2008. These cost savings relate to the elimination of approximately $390 million (based on full year 2007 results) in annual costs and expenses, primarily consisting of shared corporate expenses allocated to the Northern New England business by Verizon. FairPoint believes that it can perform the corporate services provided by Verizon at a cost that is substantially less than that which was historically allocated to the Northern New England business. These costs will be replaced by (i) certain increased costs of approximately $254 million annually, (ii) the elimination of $18 million of annual revenue as a result of rate adjustments in Maine and (iii) the elimination of $6 million of annual revenue as a result of anticipated reductions in access charges in the future if a proceeding that is currently before the New Hampshire Public Utilities commission is decided adversely.  There can be no assurances that these or any other cost savings will actually be realized.

FAIRPOINT COMMUNICATIONS, INC. AND SUBSIDIARIES
Revenue Detail (unaudited)
(in thousands)

		Pro Forma	Pro Forma
		Three months	Three months
	Three Months	Ended	Ended
	Ended	March 31, 2008	June 30, 2007
	June 30, 2008	(A)	(A)

Local calling services	$141,803	$145,316	$156,357
Interstate access	84,885	87,187	89,979
Intrastate access	14,613	16,007	16,989
Long distance services	49,090	48,624	51,205
Data and Internet services	30,552	30,653	28,928
Universal Service Fund high-cost loop	9,692	9,682	10,059
Other services	14,055	12,372	14,786

Total revenue	$344,690	$349,841	$368,303

(A)
Pro forma revenues for the three months ended March 31, 2008 and June 30, 2007 assume the acquisition of Legacy FairPoint occurred on January 1, 2007.  Legacy FairPoint revenues are not included in the total revenue reported under GAAP for the three months ended March 31, 2008, which period was prior to the consummation of the merger.